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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                       Pursuant to Section 13 OR 15(d) of
                       The Securities Exchange Act of 1934

                                   __________


        Date of Report (Date of earliest event reported): August 15, 2006


                             ADEPT TECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)



           Delaware                 0-27122                 94-2900635
 (State or other jurisdiction     (Commission            (I.R.S. Employer
      of incorporation)           file number)         Identification Number)


                 3011 Triad Drive                       94550
                  Livermore, CA                       (Zip Code)
     (Address of principal executive offices)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (925) 245-3400


                                      None
          (Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01. Entry into a Material Definitive Agreement.

AMENDMENT OF SILICON VALLEY BANK LOAN DOCUMENTS

     Effective August 15, 2006, Adept Technology, Inc. ("Adept") entered into an Amendment to Loan Documents (the "Amendment") with Silicon Valley Bank ("SVB"), which effectively extended Adept's line of credit with SVB.

     The Amendment provides that Adept may borrow amounts under the credit facility not to exceed the lesser of (a) $5.0 million or (b) the sum of (i) 80% of Adept's eligible accounts receivable (the "Borrowing Base") plus (ii) any overadvance loans that may be granted by SVB from time to time in its sole and absolute discretion, plus (iii) foreign accounts, plus (iv) non-formula loans that SVB may make up to $3.0 million. Such lesser amount as determined in (a) or
(b) above, shall be reduced by the amount of all outstanding letters of credit and the FX Reserve, which is 10% of the total FX Forward Contracts (as discussed below) outstanding for purposes of determining the "Credit Limit" under the loan facility. The aggregate of overadvance loans may not exceed the lesser of $1.0 million or 30% of the amount of Adept's eligible accounts receivable. For purposes of application under the loan facility, foreign accounts must meet the same eligibility requirements as domestic receivables, and are permitted up to a maximum of 25% of the total eligible accounts receivable.

     The Amendment authorizes SVB to issue letters of credit for Adept's account subject to certain limits. The aggregate amount of all letters of credit outstanding will not exceed the lesser of $3.5 million minus the FX Reserve or the lesser of the Credit Limit or the Borrowing Base minus the FX Reserve and all outstanding loans.

     The Amendment also authorizes Adept to enter into foreign exchange forward contracts with SVB ("FX Forward Contracts"), provided that Adept has loans available under the facility in an amount of at least 10% of the FX Forward Contract, and the total FX Forward Contracts outstanding at any one time may not exceed 10 times the amount of the lesser of $3.5 million minus the amount of all outstanding letters of credit or the lesser of the Credit Limit or the Borrowing Base minus the amount of all outstanding letters of credit and all outstanding loans.

     The Amendment modifies the minimum tangible net worth financial covenant applicable to Adept, such that Adept must maintain tangible net worth of at least $19.0 million plus 40% of the consideration received upon issuance of any equity securities or subordinated debt, plus 25% of Adept's net income in each fiscal quarter.

     Adept paid a one-time commitment fee of $20,000 upon entering the Amendment and agreed to maintain its primary operating deposit accounts with SVB. Pursuant to the Amendment, the SVB loans will mature on August 14, 2007.

     The Amendment to Loan Documents is attached as Exhibit 10.1 hereto and is incorporated herein by this reference.


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Item 9.01  Financial Statements and Exhibits

           (d) Exhibits

           10.1 Amendment to Loan Documents, dated August 15, 2006 between Adept Technology, Inc. and Silicon Valley Bank.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           ADEPT TECHNOLOGY, INC.



Date: August 18, 2006                      By: /s/ Steven L. Moore
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                                           Steven L. Moore
                                           Vice President of Finance, Chief
                                           Financial Officer